Report Of Independent Auditors


To the Board of Directors of
FPA New Income, Inc.

In planning and performing our audit of the financial statements of FPA New Income, Inc. (the "Fund") for the year ended September 30, 2000, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to
provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internalcontrol. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 Generally,controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformitywith generally accepted accounting principles.
 Those controls include the
safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters ininternal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants.
A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by errors or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2000.

This report is intended solely for the information and use of management, the Board of Directors of the Fund, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



Los Angeles, California
October 27, 2000